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Exhibit 10(i)
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                                 AMENDMENT NO. 1
                                       TO
                                  SUDBURY, INC.
                            DIRECTORS' DEFERRAL PLAN



This Amendment No. 1 to the Sudbury, Inc. Directors' Deferral Plan (the "Plan") is adopted on this 15th day of August, 1996 by the Board of Directors.

The Plan is hereby amended as follows:

1. Paragraph 3(e) is hereby amended to add "(i)" in front of the word "Notwithstanding" and to add the following at the end of said paragraph:

         "(ii) Notwithstanding the provisions of Paragraph 3(d), a Member may elect on one occasion to modify or amend an Election Agreement for a prior Year to elect to have all or a portion of the amount attributable to such Year's fees transferred into the Stock Account or the Cash Account, as the case may be, if such Director's membership on the Board has terminated, and he is not otherwise a reporting person under
         Section 16 of the Exchange Act at the time of such modification or amendment, and he files a new Election Agreement reflecting such modification or amendment at least six months after the date of the original Election Agreement and at least one year in advance of the date such distributions were originally scheduled to commence."

2. The fourth sentence of Paragraph 5(a) is hereby amended by adding the phrase "Subject to the provisions of Paragraph 3(e)(ii) hereof " at the beginning of said sentence and changing "A" to lower case.

3. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

4.       This Amendment No. 1 to the Plan shall be effective as of August 15,
         1996.

5. Except as set forth herein, the Plan shall remain in full force and effect.